UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2014

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement for the Secondary Equity Offering

On November 12, 2014, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Gulfport Energy Corporation and certain entities controlled by Wexford Capital LP (the “Wexford Entities”), as the selling stockholders (collectively, the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC (the “Underwriter”). The Underwriting Agreement relates to a public offering (the “Firm Shares Offering”) by the Selling Stockholders of an aggregate of 2,000,000 shares of Diamondback Energy’s common stock at a purchase price to the Selling Stockholders of $64.54 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, the Wexford Entities granted the Underwriter a 30-day option to purchase up to an aggregate of 300,000 additional shares of Diamondback Energy’s common stock at the Purchase Price (the “Optional Shares Offering” and, together with the Firm Shares Offering, the “Secondary Equity Offering”), which option was exercised in full by the Underwriter on November 13, 2014. The Underwriter will offer the shares acquired in the Secondary Equity Offering from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Secondary Equity Offering closed on November 17, 2014. Diamondback Energy will not receive any proceeds from the sale of shares in the Secondary Equity Offering. The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy and the Selling Stockholders and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Secondary Equity Offering was made pursuant to Diamondback Energy’s effective automatic shelf registration statement on Form S-3 (File No. 333-192099), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2013, and a prospectus, which consists of a base prospectus, filed with the SEC on November 5, 2013, a preliminary prospectus supplement, filed with the SEC on November 12, 2014, and a final prospectus supplement, filed with the SEC on November 14, 2014.

The Underwriter and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Second Amendment to the Revolving Credit Facility

On November 13, 2014, Diamondback Energy, as parent guarantor, Diamondback O&G LLC, as borrower, and certain other subsidiaries of Diamondback Energy, as guarantors, entered into a second amendment to the Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Second Amendment”). The Second Amendment increased the maximum credit amount to $2.0 billion, modified the dates and deadlines of the Credit Agreement relating to the scheduled borrowing base redeterminations, and added new provisions that allow the borrower to elect a commitment amount that is less than its borrowing base as determined by the lenders. In the Second Amendment, the borrowing base was set at $750.0 million, and the borrower elected a commitment amount of $500.0 million.

The preceding summary of the Second Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above with respect to the Second Amendment is incorporated herein by reference.

Item 8.01. Other Events.

On November 12, 2014, Diamondback Energy issued a press release announcing the pricing of the Secondary Equity Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Underwriting Agreement, dated November 12, 2014, by and among Diamondback Energy, Inc., Gulfport Energy Corporation, certain entities controlled by Wexford Capital LP and Credit Suisse Securities (USA) LLC.

10.2	Second Amendment to the Second Amended and Restated Credit Agreement, dated as of November 13, 2014, among Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, the guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press release dated November 12, 2014 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: November 18, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1	Underwriting Agreement, dated November 12, 2014, by and among Diamondback Energy, Inc., Gulfport Energy Corporation, certain entities controlled by Wexford Capital LP and Credit Suisse Securities (USA) LLC.

10.2	Second Amendment to the Second Amended and Restated Credit Agreement, dated as of November 13, 2014, among Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, the guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press release dated November 12, 2014 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering.”